UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007 (April 2, 2007)

TODCO

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31983	76-0544217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway Suite 800 Houston, Texas	77042-3615
(Address of Principal Executive Offices)	(Zip Code)

(713) 278-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of April 2, 2007, the Board of Directors of TODCO (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws”) to add Section 5 to Article I of the Bylaws. Section 5 provides that if at any time ownership of Company stock by non-U.S. citizens reaches a percentage that would cause the Company to no longer be a U.S. citizen qualified to engaged in coastwise trade under maritime laws, the Company will have the power to cause any stock transfer to be ineffective that would cause the non-U.S. citizen ownership of Company common stock to exceed twenty-five percent. The amended and restated bylaws allow the Company to institute a dual stock certificate program whereby stock certificates owned by U.S. citizens and non-U.S. citizens will be marked “U.S. Citizen” and “Non-U.S. Citizen,” respectively. This program allows the Company to confirm the percentage of Company stock owned by non-U.S. citizens and may require stockholders to further confirm their citizenship from time to time. The Company is in the process of designing and implementing procedures that, will allow it to confirm the amount of Company common stock owned by non-U.S. citizens.

A copy of the Bylaws is attached as Exhibit 3.1. The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws which is filed as an exhibit hereto, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

3.1	Amended and Restated By-Laws as of April 2, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2007	TODCO

	By:	/s/ Michael P. Donaldson
Michael P. Donaldson, Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Company

5